UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

LAPORTE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35684	35-2456698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (219) 362-7511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders of LaPorte Bancorp, Inc. (the “Company”) was held on May 14, 2013 (the “Annual Meeting”).  The matters considered and voted on by the Company’s shareholders at the Annual Meeting were the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2013, the consideration of an advisory, non-binding resolution with respect to executive officer compensation and the consideration of an advisory, non-binding proposal with respect to the frequency that shareholders will vote on executive officer compensation.  The Company’s shareholders elected Mark A. Krentz, Jerry L. Mayes and Dale A. Parkison as directors of the Company, each for a term of three years, ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, voted in favor of the advisory, non-binding resolution with respect to executive officer compensation and voted for an annual vote with respect to the frequency that shareholders will vote on executive officer compensation.   The votes cast by the stockholders were as follows:

Matter 1.                      The election of three directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Mark A. Krentz	3,122,697	699,383	1,279,425
Jerry L. Mayes	3,764,490	57,590	1,279,425
Dale A. Parkison	3,769,742	52,338	1,279,425

Matter 2.                      The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,092,877	3,010	5,618	0

Matter 3.                      The advisory, non-binding resolution with respect to executive officer compensation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
3,565,748	105,008	151,324	1,279,425

Matter 4.                      The frequency that shareholders will vote on executive officer compensation.

Shares Voted For 1 Year	Shares Voted For 2 Years	Shares Voted For 3 Years	Abstentions	Broker Non-Votes
2,922,529	726,927	36,328	136,296	1,279,425

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE: May 17, 2013	By:	/s/ Michele M. Thompson
Michele M. Thompson
President and Chief Financial Officer